Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this First Amended Registration Statement on Form 10/A and related Prospectus of our report dated May 10, 2013, with respect to the audit of the consolidated balance sheets of Starboard Resources, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2012.

We also consent to the reference to us as “Experts” in such Registration Statements

/s/ Rothstein Kass

Dallas, Texas
July 24, 2013